EXHIBIT 23.1



                        CONSENT OF INDEPENDENT ACCOUNTANT

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 related to the Stock Option Incentive Plan, 1991 Non-Statutory Stock Option Plan and the 1992 Non-Employee Director Plan (Commission File No. 33-94524) and on Form S-3 relating to the registration of 1,061,734 shares of common stock (Commission File No. 33-86292) of our report dated January 21, 2000, with respect to the financial statements of MedAmicus, Inc., included in this annual report on Form 10-KSB for the year ended December 31, 1999.

                                       McGLADREY & PULLEN, LLP



Minneapolis, Minnesota
March 2, 2000